Cloudflare Announces Fourth Quarter and Fiscal Year 2025 Financial Results

•Fourth quarter revenue totaled $614.5 million, representing an increase of 34% year-over-year; fiscal year 2025 revenue totaled $2,167.9 million, representing an increase of 30% year-over-year
•GAAP loss from operations of $49.2 million, or 8% of total revenue, and non-GAAP income from operations of $89.6 million, or 15% of total revenue
•Delivered RPO year-over-year growth of 48% and Current RPO year-over-year growth of 34%
San Francisco, CA, February 10, 2026 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

"We had an exceptionally strong end to 2025. In Q4, we closed our largest annual contract value deal ever—averaging $42.5 million per year—and total new ACV grew nearly 50 percent year-over-year, our fastest growth rate since 2021," said Matthew Prince, co-founder & CEO, Cloudflare. "The shift toward AI and agents represents a fundamental re-platforming of the Internet that's driving demand across Cloudflare's services. If agents are the new users of the web, Cloudflare is the platform they run on and the network they pass through. This creates a virtuous flywheel: more agents drive more code to Cloudflare Workers, which fuels demand for our performance, security, and networking services. We were built for this moment and the rise of the Agentic Internet."

Fourth Quarter 2025 Financial Highlights

•Revenue: Total revenue of $614.5 million representing an increase of 33.6% year-over-year.
•Gross Profit: GAAP gross profit was $452.6 million, or 73.6% gross margin, compared to $351.3 million, or 76.4%, in the fourth quarter of 2024. Non-GAAP gross profit was $460.2 million, or 74.9% gross margin, compared to $356.8 million, or 77.6%, in the fourth quarter of 2024.
•Operating Income (Loss): GAAP loss from operations was $49.2 million, or 8.0% of total revenue, compared to $34.7 million, or 7.5% of total revenue, in the fourth quarter of 2024. Non-GAAP income from operations was $89.6 million, or 14.6% of total revenue, compared to $67.2 million, or 14.6% of total revenue, in the fourth quarter of 2024.
•Net Income (Loss): GAAP net loss was $12.1 million, compared to $12.8 million in the fourth quarter of 2024. GAAP net loss per basic and diluted share was $0.03 compared to $0.04 in the fourth quarter of 2024. Non-GAAP net income was $106.8 million, compared to $68.8 million in the fourth quarter of 2024. Non-GAAP net income per diluted share was $0.28, compared to $0.19 in the fourth quarter of 2024.
•Cash Flow: Net cash flow from operating activities was $190.4 million, compared to $127.3 million for the fourth quarter of 2024. Free cash flow was $99.4 million, or 16.2% of total revenue, compared to $47.8 million, or 10.4% of total revenue, in the fourth quarter of 2024.
•Cash, cash equivalents, and available-for-sale securities were $4,101.3 million as of December 31, 2025.

Full Year 2025 Financial Highlights

•Revenue: Total revenue of $2,167.9 million representing an increase of 29.8% year-over-year.
•Gross Profit: GAAP gross profit was $1,615.4 million, or 74.5% gross margin, compared to $1,290.9 million, or 77.3%, in fiscal 2024. Non-GAAP gross profit was $1,643.2 million, or 75.8% gross margin, compared to $1,313.6 million, or 78.7%, in fiscal 2024.
•Operating Income (Loss): GAAP loss from operations was $207.2 million, or 9.6% of total revenue, compared to $154.8 million or 9.3% of total revenue, in fiscal 2024. Non-GAAP income from operations was

$303.9 million, or 14.0% of total revenue, compared to $230.1 million, or 13.8% of total revenue, in fiscal 2024.
•Net Income (Loss): GAAP net loss was $102.3 million compared to $78.8 million for fiscal 2024. GAAP net loss per basic and diluted share was $0.29, compared to $0.23 for fiscal 2024. Non-GAAP net income was $342.9 million compared to $269.0 million for fiscal 2024. Non-GAAP net income per diluted share was $0.93, compared to $0.75 for fiscal 2024.
•Cash Flow: Net cash flow from operating activities was $603.1 million, compared to $380.4 million for fiscal 2024. Free cash flow was $260.6 million, or 12.0% of total revenue, compared to $166.9 million, or 10.0% of total revenue, for fiscal 2024.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the first quarter of 2026, we expect:

•Total revenue of $620.0 to $621.0 million
•Non-GAAP income from operations of $70.0 to $71.0 million
•Non-GAAP net income per share of $0.23, utilizing weighted average common shares outstanding of approximately 377 million

For the full year 2026, we expect:

•Total revenue of $2,785.0 to $2,795.0 million
•Non-GAAP income from operations of $378.0 to $382.0 million
•Non-GAAP net income per share of $1.11 to $1.12, utilizing weighted average common shares outstanding of approximately 377 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its fourth quarter and fiscal year ended December 31, 2025 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (646) 968-2727 or toll-free at (888) 596-4244 with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of conflicts and geopolitical tension around the world, or any worsening or expansion of those conflicts or tensions, as well as other geopolitical events such as elections and other governmental changes, threats of tariffs and other impediments to cross-border trade; our history of net losses; risks associated with managing our growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; our ability to effectively attract, integrate and retain key personnel; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market, including advancements in AI; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on October 30, 2025, as well as other filings that we may make from time to time with the SEC.
The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$614,507	$459,946	$2,167,937	$1,669,626
Cost of revenue(1)(2)	161,956	108,686	552,525	378,702
Gross profit	452,551	351,260	1,615,412	1,290,924
Operating expenses:
Sales and marketing(1)(2)(4)	251,138	191,967	920,817	745,791
Research and development(1)	141,887	120,213	512,489	421,374
General and administrative(1)(3)(6)(7)	108,760	73,799	389,311	278,520
Total operating expenses	501,785	385,979	1,822,617	1,445,685
Loss from operations	(49,234)	(34,719)	(207,205)	(154,761)
Non-operating income (expense):
Interest income	41,885	21,988	131,219	87,426
Interest expense(5)	(2,887)	(1,445)	(8,766)	(5,196)
Other income (expense), net	(272)	3,333	(7,954)	1,660
Total non-operating income, net	38,726	23,876	114,499	83,890
Loss before income taxes	(10,508)	(10,843)	(92,706)	(70,871)
Provision for income taxes	1,569	2,005	9,561	7,929
Net loss	$(12,077)	$(12,848)	$(102,267)	$(78,800)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.04)	$(0.29)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	351,087	344,003	348,421	341,411
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$3,975	$2,821	$14,605	$11,597
Sales and marketing	36,038	24,682	137,848	95,763
Research and development	46,947	45,391	174,622	151,936
General and administrative	45,391	25,528	162,863	97,127
Total stock-based compensation and related employer payroll taxes	$132,351	$98,422	$489,938	$356,423
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$3,653	$2,720	$13,172	$11,084
Sales and marketing	659	362	1,826	1,663
Total amortization of acquired intangible assets	$4,312	$3,082	$14,998	$12,747
(3) Includes acquisition-related and other expenses as follows:

General and administrative	$3,797	$462	$3,909	$702
Total acquisition-related and other expenses	$3,797	$462	$3,909	$702
(4) Includes one-time compensation charge as follows:

Sales and marketing	$—	$—	$—	$15,000
Total one-time compensation charge	$—	$—	$—	$15,000

(5) Includes amortization of debt issuance costs as follows:

Interest expense	$2,440	$989	$7,070	$3,959
Total amortization of debt issuance costs	$2,440	$989	$7,070	$3,959
(6) Includes lease impairment charges as follows:

General and administrative	$1,257	$—	$5,097	$—
Total lease impairment charges	$1,257	$—	$5,097	$—
(7) Includes legal reserve and settlements as follows:

General and administrative	$(2,886)	$—	$(2,886)	$—
Total legal reserve and settlements	$(2,886)	$—	$(2,886)	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$943,536	$147,691
Available-for-sale securities	3,157,715	1,708,228
Accounts receivable, net	382,488	316,753
Contract assets	23,531	16,568
Restricted cash short-term	9,364	4,273
Prepaid expenses and other current assets	128,203	75,484
Total current assets	4,644,837	2,268,997
Property and equipment, net	618,691	467,420
Goodwill	226,563	181,087
Acquired intangible assets, net	41,799	21,865
Operating lease right-of-use assets	237,646	168,379
Deferred contract acquisition costs, noncurrent	219,499	172,217
Restricted cash	1,457	2,250
Other noncurrent assets	45,764	18,947
Total assets	$6,036,256	$3,301,162
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$84,115	$105,807
Accrued expenses and other current liabilities	109,054	81,602
Accrued compensation	111,005	80,854
Operating lease liabilities	70,901	47,626
Deferred revenue	684,207	477,765
Current portion of convertible senior notes, net	1,291,281	—
Total current liabilities	2,350,563	793,654
Convertible senior notes, net	1,974,120	1,287,321
Operating lease liabilities, noncurrent	182,025	128,266
Deferred revenue, noncurrent	41,088	22,095
Other noncurrent liabilities	29,337	23,625
Total liabilities	4,577,133	2,254,961
Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of December 31, 2025 and 2024; 317,319 and 307,892 shares issued and outstanding as of December 31, 2025 and 2024, respectively	317	307
Class B common stock; $0.001 par value; 315,000 shares authorized as of December 31, 2025 and 2024; 34,568 and 36,963 shares issued and outstanding as of December 31, 2025 and 2024, respectively	34	37
Additional paid-in capital	2,651,420	2,152,750
Accumulated deficit	(1,204,907)	(1,102,640)
Accumulated other comprehensive income (loss)	12,259	(4,253)
Total stockholders’ equity	1,459,123	1,046,201
Total liabilities and stockholders’ equity	$6,036,256	$3,301,162

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(102,267)	$(78,800)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	189,742	127,722
Non-cash operating lease costs	66,427	49,476
Amortization of deferred contract acquisition costs	101,623	77,822
Stock-based compensation expense	451,454	338,461
Amortization of debt issuance costs	7,070	3,959
Net accretion of discounts and amortization of premiums on available-for-sale securities	(29,897)	(42,081)
Deferred income taxes	1,333	2,111
Provision for bad debt	14,989	10,038
Other	(38)	643
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations:
Accounts receivable, net	(80,595)	(78,523)
Contract assets	(4,507)	(5,527)
Deferred contract acquisition costs	(148,905)	(116,803)
Prepaid expenses and other current assets	(79,995)	(38,227)
Other noncurrent assets	6,792	2,170
Accounts payable	8,864	18,626
Accrued expenses and other current liabilities	15,422	9,900
Accrued compensation	26,675	18,742
Operating lease liabilities	(63,757)	(55,248)
Deferred revenue	223,815	135,008
Other noncurrent liabilities	(1,131)	960
Net cash provided by operating activities	603,114	380,429
Cash Flows from Investing Activities
Purchases of property and equipment	(315,617)	(185,037)
Capitalized internal-use software	(26,935)	(28,477)
Asset acquisitions and business combinations, net of cash acquired	(50,884)	(37,991)
Purchases of available-for-sale securities	(3,537,085)	(1,572,113)
Maturities of available-for-sale securities	2,121,993	1,493,356
Other investing activities	1,828	38
Net cash used in investing activities	(1,806,700)	(330,224)
Cash Flows from Financing Activities
Proceeds from settlement of the 2025 Capped Calls	309,616	—
Gross proceeds from issuance of 2030 convertible senior notes	2,000,000	—
Purchases of capped calls related to the 2030 convertible senior notes	(283,400)	—
Cash paid for issuance costs on 2030 convertible senior notes	(29,004)	—
Cash paid for issuance costs on revolving credit facility	—	(2,148)
Proceeds from the exercise of stock options	33,123	12,905
Proceeds from the early exercise of stock options	—	6
Proceeds from the issuance of common stock for employee stock purchase plan	25,435	19,796
Payment of tax withholding obligation on RSU and PSU settlement	(48,254)	(16,774)
Payment of indemnity holdback	(3,787)	(1,000)
Net cash provided by financing activities	2,003,729	12,785
Net increase in cash, cash equivalents, and restricted cash	800,143	62,990
Cash, cash equivalents, and restricted cash, beginning of period	154,214	91,224
Cash, cash equivalents, and restricted cash, end of period	$954,357	$154,214

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$161,956	$108,686	$552,525	$378,702
Less: Stock-based compensation and related employer payroll taxes	(3,975)	(2,821)	(14,605)	(11,597)
Less: Amortization of acquired intangible assets	(3,653)	(2,720)	(13,172)	(11,084)
Non-GAAP cost of revenue	$154,328	$103,145	$524,748	$356,021
Reconciliation of gross profit:
GAAP gross profit	$452,551	$351,260	$1,615,412	$1,290,924
Add: Stock-based compensation and related employer payroll taxes	3,975	2,821	14,605	11,597
Add: Amortization of acquired intangible assets	3,653	2,720	13,172	11,084
Non-GAAP gross profit	$460,179	$356,801	$1,643,189	$1,313,605
GAAP gross margin	73.6%	76.4%	74.5%	77.3%
Non-GAAP gross margin	74.9%	77.6%	75.8%	78.7%
Reconciliation of operating expenses:
GAAP sales and marketing	$251,138	$191,967	$920,817	$745,791
Less: Stock-based compensation and related employer payroll taxes	(36,038)	(24,682)	(137,848)	(95,763)
Less: Amortization of acquired intangible assets	(659)	(362)	(1,826)	(1,663)
Less: One-time compensation charge	—	—	—	(15,000)
Non-GAAP sales and marketing	$214,441	$166,923	$781,143	$633,365
GAAP research and development	$141,887	$120,213	$512,489	$421,374
Less: Stock-based compensation and related employer payroll taxes	(46,947)	(45,391)	(174,622)	(151,936)
Non-GAAP research and development	$94,940	$74,822	$337,867	$269,438
GAAP general and administrative	$108,760	$73,799	$389,311	$278,520
Less: Stock-based compensation and related employer payroll taxes	(45,391)	(25,528)	(162,863)	(97,127)
Less: Acquisition-related and other expenses	(3,797)	(462)	(3,909)	(702)
Less: Lease impairment charges	(1,257)	—	(5,097)	—
Less: Legal reserve and settlements	2,886	—	2,886	—
Non-GAAP general and administrative	$61,201	$47,809	$220,328	$180,691
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(49,234)	$(34,719)	$(207,205)	$(154,761)
Add: Stock-based compensation and related employer payroll taxes	132,351	98,422	489,938	356,423
Add: Amortization of acquired intangible assets	4,312	3,082	14,998	12,747
Add: Acquisition-related and other expenses	3,797	462	3,909	702
Add: One-time compensation charge	—	—	—	15,000
Add: Lease asset impairment expense	1,257	—	5,097	—
Add: Legal reserve and settlements	(2,886)	—	(2,886)	—
Non-GAAP income from operations	$89,597	$67,247	$303,851	$230,111
GAAP operating margin	(8.0)%	(7.5)%	(9.6)%	(9.3)%
Non-GAAP operating margin	14.6%	14.6%	14.0%	13.8%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of interest expense:
GAAP interest expense	$(2,887)	$(1,445)	$(8,766)	$(5,196)
Add: Amortization of debt issuance costs	2,440	989	7,070	3,959
Non-GAAP interest expense	$(447)	$(456)	$(1,696)	$(1,237)
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$1,569	$2,005	$9,561	$7,929
Income tax effect of non-GAAP adjustments	22,411	21,300	72,977	41,018
Non-GAAP provision for income taxes	$23,980	$23,305	$82,538	$48,947
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(12,077)	$(12,848)	$(102,267)	$(78,800)
Add: Stock-based compensation and related employer payroll taxes	132,351	98,422	489,938	356,423
Add: Amortization of acquired intangible assets	4,312	3,082	14,998	12,747
Add: Acquisition-related and other expenses	3,797	462	3,909	702
Add: One-time compensation charge	—	—	—	15,000
Add: Amortization of debt issuance costs	2,440	989	7,070	3,959
Add: Lease impairment charges	1,257	—	5,097	—
Add: Legal reserve and settlements	(2,886)	—	(2,886)	—
Income tax effect of non-GAAP adjustments	(22,411)	(21,300)	(72,977)	(41,018)
Non-GAAP net income	$106,783	$68,807	$342,882	$269,013

GAAP net loss per share, basic	$(0.03)	$(0.04)	$(0.29)	$(0.23)

GAAP net loss per share, diluted	$(0.03)	$(0.04)	$(0.29)	$(0.23)
Add: Stock-based compensation and related employer payroll taxes	0.38	0.29	1.41	1.04
Add: Amortization of acquired intangible assets	0.01	0.01	0.04	0.04
Add: Acquisition-related and other expenses	0.01	—	0.01	—
Add: One-time compensation charge	—	—	—	0.04
Add: Amortization of debt issuance costs	0.01	—	0.02	0.01
Add: Lease impairment charges	—	—	0.01	—
Add: Legal reserve and settlements	(0.01)	—	(0.01)	—
Income tax effect of non-GAAP adjustments	(0.06)	(0.06)	(0.21)	(0.12)
Effect of dilutive shares	(0.03)	(0.01)	(0.05)	(0.03)
Non-GAAP net income per share, diluted(1)	$0.28	$0.19	$0.93	$0.75

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	351,087	344,003	348,421	341,411
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	375,478	359,255	370,274	357,686
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Free cash flow
Net cash provided by operating activities	$190,411	$127,308	$603,114	$380,429
Less: Purchases of property and equipment	(85,190)	(73,153)	(315,617)	(185,037)
Less: Capitalized internal-use software	(5,777)	(6,401)	(26,935)	(28,477)
Free cash flow	$99,444	$47,754	$260,562	$166,915
Net cash used in investing activities	$(291,719)	$(167,032)	$(1,806,700)	$(330,224)
Net cash provided by (used in) financing activities	$(3,827)	$8,032	$2,003,729	$12,785
Net cash provided by operating activities (percentage of revenue)	31%	28%	28%	23%
Less: Purchases of property and equipment (percentage of revenue)	(14)%	(16)%	(15)%	(11)%
Less: Capitalized internal-use software (percentage of revenue)	(1)%	(2)%	(1)%	(2)%
Free cash flow margin(1)	16%	10%	12%	10%

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(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation, which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our Class A common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude lease impairment charges related to real estate leases, which is a non-cash expense, from certain of our non-GAAP financial measures because they are not indicative of the Company’s ongoing cost structure and core business performance. We exclude amortization of debt issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business. We exclude legal reserve and settlements, which can be cash or non-cash expenses, from certain of our non-GAAP financial measures because they are not indicative of the Company’s ongoing cost structure and core business performance. We also excluded the one-time cash compensation charge incurred during the three months ended March 31, 2024 from certain of our non-GAAP financial measures because it was not attributable to services provided and did not correlate to the ongoing operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, lease impairment charges, and legal reserve and settlements.

Non-GAAP Net Income and Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss adjusted for stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, lease impairment charges, legal reserve and settlements, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, amortization of issuance costs, lease impairment charges, and legal reserve and settlements. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.